Exhibit 32.1

18 U.S. Section 1350 CERTIFICATIONS

James A. Reskin, being the Chief Executive Officer and Chief Financial Officer, both, of GloTech Industries, Inc., hereby certifies as of this 18th day of March 2004, that the Form 10-Q for the Quarter ended December 31, 2003, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of GloTech Industries, Inc.

/s/ James A. Reskin

James A. Reskin, Chief Executive Officer

/s/ James A. Reskin

James A. Reskin, Chief Financial Officer